UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2014

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 30, 2014, Quality Investment Properties East Windsor, LLC (the “Buyer”), an indirect wholly-owned subsidiary of QTS Realty Trust, Inc. (the “Company”), entered into a contract of sale (the “Purchase Agreement”) with McGraw Hill Financial, Inc. (the “Seller”) to acquire a data center facility in East Windsor, New Jersey (the “New Jersey/East Windsor facility”) and simultaneously closed the transaction. Pursuant to the Purchase Agreement, the Company acquired the New Jersey/East Windsor facility for a purchase price of approximately $70 million, subject to adjustments and pro rations for a consent fee, transfer taxes, certain expenses and other customary closing costs. Each of the Buyer and the Seller made customary representations, warranties and covenants in the Purchase Agreement. The Seller has agreed to indemnify the Buyer for breaches of certain representations, covenants and certain post-closing liabilities for a period of 18 months after closing (except in the case of covenants and certain fundamental representations, including environmental representations), subject to a dollar-one threshold of $350,000 and an overall indemnification cap of $10,000,000 with respect to certain representations. Similarly, the Buyer has agreed to indemnify the Seller for breaches of representations and certain post-closing liabilities until expiration of the statute of limitations, subject to an overall indemnification cap of $10,000,000 with respect to representations.

The New Jersey/East Windsor facility is located on approximately 194 acres and is approximately 560,000 gross square feet, including approximately 58,000 net rentable square feet of raised floor. The facility currently has 12 megawatts (“MW”) of gross power with the ability to add an additional 20 MW of gross power. The property also contains a 50 acre, 14.1 MW solar field.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Amendment to Richmond Credit Facility

On June 30, 2014, the Company and Quality Investment Properties Richmond, LLC (“QIPR”), Quality Technology Services Richmond II, LLC (“QTS Richmond”) and QualityTech, LP (the “Operating Partnership”), each a subsidiary of the Company, entered into a third amendment to the Credit Agreement dated as of December 21, 2012 by and among the Company, QIPR, QTS Richmond, the Operating Partnership and Regions Bank, as amended (the “Richmond Credit Agreement”). The amendment (the “Third Amendment”) amended the Richmond Credit Agreement to, among other things:

•	extend the maturity from December 18, 2014 to June 30, 2019 and eliminate the one-year extension option;

•	reduce the total revolving credit commitments from $100 million to $80 million;

•	increase the accordion feature from $25 million to $120 million, which may increase the total commitments under the Richmond Credit Agreement from $125 million to $200 million;

•	decrease the interest margin rate for LIBOR loans from a margin rate ranging from 4.00% to 4.50% to a margin rate ranging from 2.10% to 2.85%;

•	decrease the interest margin rate for base rate loans from a margin rate ranging from 3.00% to 3.50% to a margin rate ranging from 1.10% to 1.85%;

•	fix availability under the agreement to an amount the lower of (i) 55% of the mortgaged property appraised value, (ii) the maximum principal amount that would not cause the borrowing base debt service ratio to be less than 1.75 to 1.00, and (iii) the maximum principal amount that would not cause the debt yield to be less than 15% instead of 16.25%, with no increases in the debt service ratio or debt yield ratio in future periods, as provided prior to the Third Amendment;

•	decrease the unused commitment fee from either 0.35% or 0.25%, depending on the unused commitment amount, to 0.25% or 0.15%; and

•	in the event the Company obtains an investment grade credit rating, permit renegotiation of the Richmond Credit Agreement and the related loan documents to release the collateral and security interests granted in connection with the Richmond Credit Agreement and to amend the terms and conditions of the Richmond Credit Agreement and the related loan documents to be consistent with the terms contained in the Company’s unsecured credit facility.

In addition, the Third Amendment provides that the Company is required to make partial prepayments to the extent that the revolving credit commitments exceed the borrowing base availability at the end of any quarter. The Third Amendment clarifies the procedures to be followed if such an event were to occur and provides that such an event would not be an event of default under the Richmond Credit Agreement if such required partial prepayment is made in accordance with such procedures.

Except as amended by the Third Amendment, the remaining terms of the Richmond Credit Agreement remain in full force and effect.

A copy of the Third Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.2.

Amendment to Springing Guaranty

In connection with the Third Amendment, on June 30, 2014, the Company also entered into an amendment to unconditional guaranty of payment and performance on October 15, 2013 relating to the Richmond Credit Agreement (the “Springing Guaranty”). The amendment (the “Guaranty Amendment”) increased the total guaranty amount to $200 million, which is the total revolving credit commitment upon the full exercise of the accordion feature. Except as amended by the Guaranty Amendment, the remaining terms of the Springing Guaranty remain in full force and effect.

A copy of the Guaranty Amendment is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.3.

Item 7.01.	Regulation FD Disclosure.

On July 2, 2014, the Company issued a press release announcing the acquisition of the New Jersey/East Windsor facility. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Contract of Sale by and between Quality Investment Properties East Windsor, LLC and McGraw Hill Financial, Inc. dated as of June 30, 2014.

10.2	Third Amendment to Credit Agreement dated as of June 30, 2014 by and among QTS Realty Trust, Inc., Quality Investment Properties Richmond, LLC, Quality Technology Services Richmond II, LLC, QualityTech, LP and Regions Bank.

10.3	First Amendment to Unconditional Guaranty of Payment and Performance dated June 30, 2014 by QTS Realty Trust, Inc. (to Regions Bank).

99.1	Press Release dated July 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

July 3, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Contract of Sale by and between Quality Investment Properties East Windsor, LLC and McGraw Hill Financial, Inc. dated as of June 30, 2014.

10.2	Third Amendment to Credit Agreement dated as of June 30, 2014 by and among QTS Realty Trust, Inc., Quality Investment Properties Richmond, LLC, Quality Technology Services Richmond II, LLC, QualityTech, LP and Regions Bank.

10.3	First Amendment to Unconditional Guaranty of Payment and Performance dated June 30, 2014 by QTS Realty Trust, Inc. (to Regions Bank).

99.1	Press Release dated July 2, 2014.